1 ENERPAC TOOL GROUP SENIOR OFFICER SEVERANCE PLAN (Effective July 30, 2019, and as amended on January 29, 2020, July 24, 2025, and April 21, 2026) PURPOSE It is the Company’s policy to provide competitive severance benefits to its Senior Officers if the Company terminates their employment without Cause. ARTICLE I DEFINITIONS Capitalized terms and phrases used in this Plan shall have the meanings set forth in this Article I: “Administrator” means the Compensation Committee of the Board, unless the Company or the Compensation Committee designates another committee or an individual to serve as Administrator. “Adverse Benefit Determination” means any of the following: a denial, reduction, or termination of, or a failure to provide or make payment (in whole or in part) for, a benefit under this Plan. “Annual Incentive Amount” means the amount that would have been payable to the Senior Officer under any annual bonus plan of the Company at the conclusion of the fiscal year in which the Qualifying Termination Date occurs had the Senior Officer remained employed through the end of such fiscal year and based upon Target Performance Levels for such year (without regard to the Company’s actual performance). “Base Salary” means the regular salary paid to the Senior Officer immediately prior to the Senior Officer’s date of termination, as reflected in the Company’s payroll records. Base Salary shall not include commissions, bonuses, overtime pay, incentive compensation, benefits paid under any qualified or non-qualified plan, any group medical, dental or other welfare benefit plan, non-cash compensation or any other additional compensation or benefits. “Benefit Continuation” means the continuation of benefits set forth in Article III.C of this Plan during the Senior Officer’s Benefit Continuation Period. “Benefit Continuation Period” means the twelve (12) month period following the Qualifying Termination Date. “Board” means the board of directors of the Company from time to time. “Cause” means the occurrence of any of the following: (i) the Senior Officer’s conviction, or a plea of guilty or no contest, of a felony (or equivalent under local law); (ii) the Senior Officer’s conviction, or a plea of guilty or no contest, of a crime involving dishonesty, disloyalty or fraud (or equivalent under local law); (iii) the Senior Officer reporting to work under the influence of alcohol; (iv) the Senior Officer’s use of illegal drugs (whether or not at the workplace); (v) the

2 Senior Officer’s conviction, or a plea of guilty or no contest, of conduct in conjunction with the Senior Officer’s duties which could reasonably be expected to, or which does, cause the Company or any of its affiliates public disgrace or disrepute or economic harm; (vi) the Senior Officer’s repeated failure to perform duties as reasonably directed by the Board (or the person to whom the Senior Officer directly reports); (vii) the Senior Officer’s gross negligence or willful / gross misconduct with respect to the Company; (viii) the Senior Officer obtaining any personal profit not thoroughly disclosed to and approved in writing by the Board (or the person to whom the Senior Officer directly reports) in connection with any transaction entered into by, or on behalf of, the Company or its affiliates; (ix) the Senior Officer’s violation of any of the terms of the Company’s established policies which is not cured to the Board’s reasonable satisfaction within twenty (20) working days after the Senior Officer receives written notice thereof; (x) a Senior Officer’s unauthorized use or disclosure of any confidential or proprietary information of the Company; or (xi) the willful failure of a Senior Officer to cooperate in a Company investigation. “Change in Control” means “Change in Control” as defined in the Senior Executive’s Enerpac Tool Group Corp. Change in Control Agreement. In the event the Senior Executive has not previously executed an Enerpac Tool Group Corp. Change in Control Agreement, “Change in Control” means “Change in Control” as defined in the Equity Plan. “Claimant” means a Senior Officer who claims a benefit under this Plan. “COBRA” means the Consolidated Budget Omnibus Reconciliation Act of 1985, as amended. “Code” means the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations thereunder. “Compensation Committee” means the Compensation Committee of the Board of Directors of the Company. “Company” means Enerpac Tool Group Corp. and its subsidiaries and affiliates (and any successors thereto as described in Article VI.G.). “Disability” means that the Senior Officer is determined to be totally disabled under the Company’s long-term disability plan. “Equity Plan” means the Enerpac Tool Group 2017 Omnibus Incentive Plan and, upon the expiration of such plan, any similar plan adopted by the Company for the purpose of awarding stock options, restricted stock, restricted stock units, or performance stock units, or similar equity- based compensation to the employees of the Company. “ERISA” the Employee Retirement Income Security Act of 1974, as amended. “Good Reason” means the occurrence of any of the following conditions without the Senior Officer’s consent: (i) a material reduction in the base salary paid to the Senior Officer; or (ii) a material reduction in Senior Officer’s bonus opportunity; or (iii) a material diminution in the Senior Officer’s authority, responsibilities or duties or a material diminution in the authority,

3 duties, or responsibilities of the supervisor to whom the Senior Officer is required to report (including a requirement that a Senior Officer report to an officer or employee of the Company instead of reporting directly to the CEO); or (iv) a change in the location or headquarters where the Senior Officer is normally expected to provide services to a location of 40 or more miles from the previous location. Notwithstanding the foregoing, “Good Reason” will not be deemed to have occurred unless the Senior Officer has provided notice to the Company of the existence of “Good Reason” within forty-five (45) days of the initial existence of the “Good Reason” condition, upon the notice of which the Company must be provided a period of at least one hundred eighty (180) days during which it may remedy the Good Reason condition and not be required to provide the benefits described in this Plan. If the Company does not remedy the Good Reason condition, the Senior Officer’s termination will not be considered to be for Good Reason, unless the Senior Officer provides final notification of intent to terminate employment within forty-five (45) days after the earlier of (A) the Company’s written notice that it will not remedy the Good Reason condition, or (B) the end of the one hundred eighty (180) day period described in the previous sentence – this period is referred to as the “Final 45-Day Notice Period”. Notwithstanding anything herein to the contrary, the Senior Officer’s termination will not be considered to be for “Good Reason” if it occurs later than two years following the initial existence of the “Good Reason” condition (in accordance with Treas. Reg. section 1.409A-1(n)(2)(ii)(A)). Notwithstanding anything herein to the contrary, subsection (iii) of this definition shall not be considered as a condition that can give rise to “Good Reason” if it occurs during, or as of the beginning of, the Required Continuation Period. “Offer of Comparable Employment” means an offer of employment that has each of the following features: 1. Salary. The base salary for the position is not less than the Base Salary in effect for the Senior Officer on the day before the Senior Officer’s employment with the Company was terminated; 2. Annual Performance Award. The Senior Officer has the opportunity to earn an annual performance award that is comparable to the opportunity afforded the Senior Officer under the Company’s annual bonus plan in effect on the day before the Senior Officer’s employment with the Company was terminated; and 3. Employment Location. The position does not require the Senior Officer to transfer to another employment location that is more than 40 miles farther from the Senior Officer’s residence than the Senior Officer’s previous employment location (except for travel reasonably required in performance of the Senior Officer’s responsibilities). “Plan” means this Enerpac Tool Group Senior Officer Severance Plan. “Qualifying Termination” means the involuntary termination of a Senior Officer’s employment by the Company without Cause or termination of a Senior Officer’s employment by the Senior Officer for Good Reason, but only if the Senior Officer also meets the requirements of Article III.I.5 (regarding the Required Continuation Period). A “Qualifying Termination” does not include (i) a

4 termination of employment by the Senior Officer (including retirement by the Senior Officer), unless the termination is for Good Reason (where the Good Reason condition occurred prior to any other termination of employment described in this sentence); (ii) a termination of the Senior Officer’s employment by the Company with Cause; (iii) a termination of a Senior Officer’s employment on account of the Senior Officer’s death or Disability; (iv) the termination by the Company of a Senior Officer’s employment with the Company, an affiliate or subsidiary of the Company, if the Senior Officer continues employment with the Company or another affiliate or subsidiary of the Company; or (v) a termination of employment by the Company following or in connection with the Sale of a Business Unit in which the Senior Officer receives an Offer of Comparable Employment. “Qualifying Termination Date” means the end of the Required Continuation Period. There is no Qualifying Termination Date, and no amounts are payable under the Plan, if the Senior Officer fails to meet the requirements of Article III.I.5. “Required Continuation Period” means the Required Continuation Period as set forth in Article III.I.5 of this Plan. “Release Requirement” means the requirement set forth in Article III.I.1. “Sale of a Business Unit” means the sale of one of the Company’s business units (whether a subsidiary or unincorporated division) accomplished through a stock sale, asset sale, outsourcing transaction, joint venture transaction or other business transaction or combination. “Senior Officer” means the Chief Executive Officer of the Company and any Executive Vice President of the Company. Notwithstanding the foregoing, the term “Senior Officer” does not include any of the following: (i) contract employees, (ii) consultants, and (iii) employees of Engineered Components and Systems, LLC or Engineered Components and Systems II, LLC or their respective subsidiaries (references to Engineered Components and Systems, LLC or Engineered Components and Systems II, LLC or their subsidiaries shall also mean any successor entities thereto). “Target Performance Levels” means, for a Senior Officer, the financial or other goals established as the “target” performance goals for a given performance period under the annual bonus plan of the Company. “Termination Notification Date” means, with respect to an involuntary termination of a Senior Officer’s employment by the Company without Cause, the date on which the Company notifies the Senior Officer of its intent to terminate such Senior Officer, and with respect to a termination of a Senior Officer’s employment by the Senior Officer for Good Reason, the date on which the Senior Officer notifies the Company of the Senior Officer’s final intent to terminate employment within the Final 45-Day Notice Period. “409A Limitations” means the rules and limitations set forth in Article III.J, to the extent applicable to a Senior Officer.

5 ARTICLE II ELIGIBILITY A Senior Officer is eligible to receive severance benefits under this Plan if the Senior Officer meets both of the following requirements: (i) the Senior Officer experiences a Qualifying Termination, and (ii) the Senior Officer signs, on or around the Qualifying Termination Date, a release and waiver of all claims and an Agreement Barring Certain Unfair Activities, each in the form approved by the Company, and the release and waiver of all claims becomes irrevocable (the “Release Requirement”). As part of the Release Requirement, the Senior Officer must also waive any and all rights to any payments or benefits under any Enerpac Tool Group Corp. Change In Control Agreement and any agreement that provides for severance benefits related to a termination of employment in connection with (including before or after) a Change in Control or the Sale of a Business Unit. If the Senior Officer is covered by any Enerpac Tool Group Corp. Change In Control Agreement or any agreement that provides for severance benefits related to a termination of employment in connection with (including before or after) a Change in Control or the Sale of a Business Unit and such Senior Officer becomes entitled to payments or benefits thereunder (as a result of a Change in Control or the Sale of a Business Unit) prior to meeting the Release Requirement, no benefits shall be payable under this Plan. The Senior Officer has been informed that the Senior Officer’s employment or continued employment with the Company is not contingent on participation in this Plan. The Senior Officer’s participation in this Plan is purely voluntary. ARTICLE III SEVERANCE BENEFITS PROVIDED BY THE PLAN An eligible Senior Officer shall be afforded the severance benefits set forth below. A. Base Salary. An eligible Senior Officer who experiences a Qualifying Termination shall be entitled to receive an amount equal to his or her annual Base Salary in a single lump sum payment. Subject to the 409A Limitations, such amount shall be paid within sixty (60) days after the Qualifying Termination Date. In the event that the sixty (60) day period described in the previous sentence begins in one calendar year and ends in the next calendar year, then, subject to the 409A Limitations, such amount shall be paid in the calendar year in which such sixty (60) day period ends. Notwithstanding anything herein to the contrary, no payments shall be due hereunder unless the Senior Officer has also met the Release Requirement within sixty (60) days after the Qualifying Termination Date (meaning, for the avoidance of doubt, that the Release must have been executed and must have become irrevocable prior to the end of the sixty (60) day period described above). B. Bonus. An eligible Senior Officer who experiences a Qualifying Termination shall be entitled to receive the Senior Officer’s Annual Incentive Amount in a single lump sum payment. Subject to the 409A Limitations, such amount shall be paid within sixty (60) days after the Qualifying Termination

6 Date. In the event that the sixty (60) day period described in the previous sentence begins in one calendar year and ends in the next calendar year, then, subject to the 409A Limitations, such amount shall be paid in the calendar year in which such sixty (60) day period ends. Notwithstanding anything herein to the contrary, no payments shall be due hereunder unless the Senior Officer has also met the Release Requirement within sixty (60) days after the Qualifying Termination Date (meaning, for the avoidance of doubt, that the Release must have been executed and must have become irrevocable prior to the end of the sixty (60) day period described above). C. Medical, Dental and Vision. An eligible Senior Officer who experiences a Qualifying Termination shall be entitled to receive a single lump sum payment equivalent to the portion of the monthly premium that the Company would normally pay for twelve (12) months of medical, dental and vision coverage at the Senior Officer’s same level for such benefits immediately prior to the Senior Officer’s Qualifying Termination Date (including, as applicable, dependent coverage). Subject to the 409A Limitations, such amount shall be paid within sixty (60) days after the Qualifying Termination Date. In the event that the sixty (60) day period described in the previous sentence begins in one calendar year and ends in the next calendar year, then, subject to the 409A Limitations, such amount shall be paid in the calendar year in which such sixty (60) day period ends. Notwithstanding anything herein to the contrary, no payments shall be due hereunder unless the Senior Officer has also met the Release Requirement within sixty (60) days after the Qualifying Termination Date (meaning, for the avoidance of doubt, that the Release must have been executed and must have become irrevocable prior to the end of the sixty (60) day period described above). To the extent that the Senior Officer wishes to elect COBRA continuation coverage, the Senior Officer is responsible for the timely election of such continuation coverage under COBRA. The terms of this Article III.C shall only apply to a Senior Officer who is participating in the medical, dental or vision coverage offered under Enerpac Tool Group Corp's group health plan in the United States as of the applicable Qualifying Termination Date. D. Stock Options. To the extent that a Senior Officer has been granted options under an Equity Plan, all of the eligible Senior Officer’s unvested options shall become vested as of the Qualifying Termination Date. In addition, any of the Senior Officer’s options that were previously vested or that become vested as a result of this Article III.D., and that have not expired as of the date of the Qualifying Termination Date, shall be exercisable until the earlier of: (i) the latest date upon which the stock option would have expired by its original terms (disregarding any early termination of the option due to termination of employment), or (ii) the tenth (10th) anniversary of the original date of grant of the stock option. E. Restricted Stock Units (RSUs). To the extent that a Senior Officer has been granted restricted stock units (“RSUs”) under an Equity Plan, all of the eligible Senior Officer’s unvested RSUs shall become vested as of the Qualifying Termination Date. Payment with respect to such RSUs shall occur no later than two and one-half months after the end of the calendar year in which the Qualifying Termination Date occurs.

7 F. Performance Shares. To the extent that an eligible Senior Officer has been granted the opportunity to earn performance shares (“Performance Shares”) under an Equity Plan, the requirement to remain employed with the Company (generally referred to as the “vesting” requirement under the Performance Share award) shall be waived as of the Qualifying Termination Date for a prorated portion of the Performance Share award. The prorated portion described in the previous sentence shall be determined for each Performance Share award by multiplying the number of Performance Shares that would have become vested under the original award (had the Senior Officer remained employed for the entire performance period) by a fraction, the numerator of which is the number of days in the applicable performance period during which the Senior Officer was employed with the Company and the denominator of which is the total number of days in the applicable performance period. Notwithstanding the waiver of the continued employment requirement, the prorated portion of the Performance Share award shall still be subject to forfeiture (full or partial) if the Performance Shares are not earned (which would occur if the performance requirements set forth in the original Performance Share award are not met). Accordingly, the payment (full or partial) of any vested Performance Shares shall only be made to the extent the Performance Shares are also earned (because the performance requirements set forth in the original Performance Share award are met). If the vested Performance Shares are earned (because the performance requirements under the Performance Share award are met), payment with respect to such earned and vested Performance Shares shall occur no later than two and one-half months after the end of the calendar year in which such performance requirements are met. G. Retirement Plan, 401(k) Plan, Deferred Compensation Plan, and SERP. The contributions to, vesting status of, and payments from the Enerpac Tool Group Supplemental Executive Retirement Plan (the “SERP”), the Enerpac Tool Group Deferred Compensation Plan, the Enerpac Tool Group 401(k) Plan, the Enerpac Tool Group Retirement Plan, and any other tax- qualified retirement plan in effect at the Senior Officer’s termination date shall be determined solely in accordance with the terms of the plan documents applicable to such arrangements. In no event shall payments under this Plan be considered compensation subject to deferral under any of the arrangements listed in this Article III.G. H. Outplacement Services. The Company shall provide an eligible Senior Officer with outplacement services during the Benefit Continuation Period in a form, manner and with a scope and level of benefits determined in the Administrator’s discretion. I. Conditions. 1. Releases and Waivers of Claims. Any amounts payable under, or benefits provided pursuant to, this Plan shall be payable or provided only if the Senior Officer executes, delivers to the Company, and does not revoke an executed waiver and release of all claims as provided for and described herein (the “Release”). No

8 severance benefits shall be provided to a Senior Officer who fails to execute the Release or who revokes the executed Release. The Release will be provided to the Senior Officer at the end of the Required Continuation Period, and will consist of a general release of all claims of any kind whatsoever that the Senior Officer has or may have against the Company and its officers, directors and employees, whether known or unknown, as of the date of the Senior Officer’s termination of employment. If the Senior Officer has received benefits described in Article III.D., III.E., III.F., or III.H. of this Plan prior to meeting the Release Requirement and subsequently fails to meet the Release Requirement, the Senior Officer shall, at the Administrator’s discretion, be required to repay all such benefits to the Company. 2. Cooperation. As a condition to the receipt of any severance benefits hereunder, the Senior Officer shall be deemed to have agreed to the provisions of this Article III.I.2. Upon the receipt of reasonable notice from the Company (including its outside counsel), the Senior Officer agrees that during the Benefit Continuation Period, the Senior Officer will respond and provide information with regard to matters concerning which the Senior Officer has knowledge as a result of the Senior Officer’s employment with the Company, and will provide reasonable assistance to the Company and its respective representatives in defense of any claims that may be made against the Company to the extent that such claims may relate to the period of the Senior Officer’s employment. The Senior Officer also agrees to inform the Company promptly (to the extent the Senior Officer is legally permitted to do so) if the Senior Officer is asked to assist in any investigation of or claim asserted against the Company. Upon presentation of appropriate documentation, the Company shall pay or reimburse the Senior Officer for all reasonable out-of-pocket travel, duplicating or telephonic expenses incurred by the Senior Officer in complying with this Article III.I.2. 3. Re-employment. If during the Senior Officer’s Benefit Continuation Period, the Senior Officer becomes re-employed with the Company, all benefits provided to the Senior Officer hereunder shall terminate. Upon such termination, the Senior Officer shall be permitted to retain any lump sum amounts paid to him or her hereunder before becoming reemployed. 4. Agreement Barring Certain Unfair Activities. Any amounts payable under, or benefits provided pursuant to, this Plan shall be payable or provided only if the Senior Officer continues to comply with any applicable restrictive covenants under the Senior Officer’s employment or services agreement, or, at the request of the Company, the Senior Officer executes, delivers to the Company during or prior to the Required Continuation Period, and complies with the requirements of the Agreement Barring Certain Unfair Activities in a form approved by the Company. It is intended that the Senior Officer’s participation in the Plan and the severance paid to the Senior Officer shall each separately be deemed adequate consideration for the Senior Officer’s compliance with any restrictive covenants and conditions under an employment or services agreement or the Agreement Barring Certain

9 Unfair Activities, as applicable. If the Administrator determines that the Senior Officer has breached any duty the Senior Officer owes to the Company under the Agreement Barring Certain Unfair Activities (or any other post-employment obligation of the Senior Officer), the Senior Officer shall forfeit all further benefits payable to the Senior Officer under this Plan and shall, at the Administrator’s direction, be required to repay to the Company any benefits the Senior Officer received from the Company under this Plan. In such case, the Administrator may offset any such repayment against any other amounts that the Company owes to the Senior Officer (to the extent such amounts are not deferred compensation subject to the requirements of Code Section 409A). 5. Required Continuation Period Services. Any amounts payable under, or benefits provided pursuant to, this Plan shall be payable or provided only if the Senior Officer remains continuously employed with the Company and provides substantial services through the end of the Required Continuation Period (the “Required Continuation Period”). The Required Continuation Period shall be determined by the Company in its sole discretion and shall be set forth in writing by the Company to the Senior Officer, but shall not exceed a period of six (6) months following the Termination Notification Date. The Company may, in its sole discretion, end the Required Continuation Period early, in which case the requirement to remain employed through the end of the Required Continuation Period shall be deemed to have been met and the Senior Officer’s termination shall be immediately effective. For the avoidance of doubt, if the Senior Officer ceases providing substantial services during the Required Continuation Period (and the Company has not ended the Required Continuation Period early), no amounts shall be payable under this Plan. J. 409A Limitations. This Article III.J shall only apply to a Senior Officer who is determined by the Company to be a US taxpayer or with respect to which any payment under the Plan may be treated as US “source” income for purposes of the application of US income taxes. Notwithstanding anything herein to the contrary, any payments made: (i) within 2-½ months of the end of the Company’s taxable year containing the Senior Officer’s severance from employment, or (ii) within 2-½ months of the Senior Officer’s taxable year containing the severance from employment, shall be exempt from Code Section 409A. Payments subject to subparagraphs (i) or (ii) shall be treated and shall be deemed to be an entitlement to a separate payment within the meaning of Code Section 409A and the regulations thereunder. To the extent payments under this Plan are not exempt from Code Section 409A under subparagraphs (i) or (ii) above:

10 (iii) any payments made in the first 6 months following the Senior Officer’s termination from employment that are equal to or less than the lesser of the amounts described in Treasury Regulation Section 1.409A-1(b)(9)(iii)(A)(1) and (2) shall be exempt from Code Section 409A. Payments subject to this subparagraph (iii) shall be treated and shall be deemed to be an entitlement to a separate payment within the meaning of Code Section 409A and the regulations thereunder. To the extent payments under this Plan are not exempt from Code Section 409A under subparagraphs (i), (ii) or (iii) above: (iv) any payments made equal to or less than the applicable dollar amount under Code Section 402(g)(1)(B) for the year of severance from employment shall be exempt from Code Section 409A in accordance with Treasury Regulation Section 1.409A-1(b)(9)(v)(D). Payments subject to this subparagraph (iv) shall be treated and shall be deemed to be an entitlement to a separate payment within the meaning of Code Section 409A and the regulations thereunder. To the extent payments under this Plan are not exempt from Code Section 409A under subparagraphs (i), (ii), (iii) or (iv) above, and to the extent the Senior Officer is a “specified employee” (as defined below): (v) payments due to the Senior Officer under this Plan shall begin no sooner than six months after the Senior Officer’s severance from employment (other than for death); provided, however, that any payments not made during the six (6) month period described in this subparagraph due to the 6-month delay period required under Treasury Regulation Section 1.409A-3(i)(2) shall be made in a single lump sum as soon as administratively practicable after the expiration of such six (6) month period, and the balance of all other payments required under the Plan shall be made as otherwise scheduled in this Plan. For purposes of this Article III.J., any reference to severance from employment or termination of employment shall mean a “separation from service” as defined in Treasury Reg. Section 1.409A- 1(h). For purposes of this Plan, the term “specified employee” shall have the meaning set forth in Treasury Reg. Section 1.409A-1(i). K. Excise Tax Adjustment. This Article III.K shall only apply to a Senior Officer who is determined by the Company to be a US taxpayer or with respect to which any payment under this Plan may be treated as US “source” income for purposes of the application of US income taxes. Subject to the provisions of this Article III.K., in the event it is determined that all or any part of the severance benefits payable to Senior Officer under this Plan or any other payments or benefits payable to Senior Officer under any other agreement with, or plan or policy of, the Company (the “Total Payments”) will, as determined by an independent accounting firm selected by Company, be subject to the tax imposed by Code Section 4999 (or any similar tax that may hereafter be imposed) (the “Excise Tax”), then such payment shall be either: (i) provided to Senior Officer in full, or (ii) provided to Senior Officer to

11 such lesser extent as would result in no portion of such payment being subject to such Excise Tax, whichever of the foregoing amounts, when taking into account such Excise Tax, results in the receipt by Senior Officer of the greatest amount of the payment, notwithstanding that all or some portion of such payment may be taxable under such Excise Tax. To the extent such payment needs to be reduced pursuant to the preceding sentence, reductions shall come from taxable amounts before non-taxable amounts and beginning with the payments otherwise scheduled to occur soonest. Senior Officer agrees to cooperate fully with Company to determine the benefits applicable under this Article III.K. For purposes of determining whether any of the Total Payments will be subject to the Excise Tax, and the amounts of such Excise Tax, the following shall apply: (i) Any payments or benefits received or to be received by Senior Officer in connection with a Change in Control or Senior Officer’s termination of employment (whether pursuant to the terms of this Plan or any other plan, policy, arrangement or agreement with Company, or with any person whose actions result in a Change in Control or any person affiliated with Company or such persons) shall be treated as “parachute payments” within the meaning of Code Section 280G(b)(2), and all “excess parachute payments” within the meaning of Code Section 280G(b)(1) shall be treated as subject to the Excise Tax, unless in the opinion of Company such other payments or benefits (in whole or in part) do not constitute parachute payments, or unless such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Code Section 280G(b)(4) in excess of the base amount within the meaning of Code Section 280G(b)(3), or are otherwise not subject to the Excise Tax. (ii) The value of any noncash benefits or any deferred payment or benefit shall be determined in accordance with the principles of Code Sections 280G(d)(3) and (4). ARTICLE IV PLAN ADMINISTRATION This Plan shall be administered by the Administrator on behalf of the Company (as plan administrator under Section 3(16)(A) of ERISA). In that regard, the Administrator shall be empowered and shall have full discretion to interpret all provisions of this Plan, make all eligibility decisions and to perform all of the duties and powers granted to it under the terms of this Plan. The Administrator may adopt such rules and regulations for the administration of this Plan as are consistent with the terms hereof and shall keep adequate records of its proceedings and acts. All interpretations and decisions made (both as to law and fact) and other action taken by the Administrator with respect to this Plan shall be conclusive and binding upon all parties having or claiming to have an interest under this Plan. Not in limitation of the foregoing, the Administrator shall have full discretionary authority to decide any factual or interpretative issues that may arise in connection with its administration of this Plan (including without limitation any determination as to eligibility and the amount of benefits payable under this Plan), and the Administrator’s exercise of such discretionary authority shall be conclusive and binding on all affected parties as long as it is not determined by a court of law to be arbitrary and capricious. The Administrator

12 may delegate any of the Administrator’s duties and powers hereunder to the extent permitted by applicable law. ARTICLE V CLAIMS AND APPEALS PROCEDURE A. A Claimant shall have the right to submit a claim for benefits under the Plan and to appeal any denial of a claim for benefits. Any request for a Plan benefit or to clarify the Claimant’s rights to future benefits under the terms of the Plan shall be considered to be a claim. (However, this claims procedure does not govern casual inquiries about benefits or the circumstances under which benefits might be paid under the terms of the Plan, nor does it govern a request for a determination regarding eligibility for coverage except such a determination as is requested or necessary in connection with a claim for benefits.) An authorized representative of the Claimant may act on behalf of the Claimant in pursuing a benefit claim or appeal of an Adverse Benefit Determination. The individual or individuals responsible for deciding the benefit claim or appeal, as applicable, may require the representative to provide reasonable written proof that the representative has in fact been authorized to act on behalf of the Claimant. The Plan requires no fee or other cost for the making of a claim or appealing an Adverse Benefit Determination. B. A claim for benefits will be considered as having been made when submitted in writing by the Claimant to the Administrator, in care of: Enerpac Tool Group Corp. Attn: Executive Vice President - Human Resources 648 N. Plankinton Ave 4th Floor Milwaukee, WI 53203 Any claim should include the following: Claimant’s name, address, and telephone number. Claimant’s dates of employment with the Company. Claimant’s job title and position with Company. The reasons for Claimant’s termination of employment; and A statement of the reasons why Claimant is entitled to severance benefits under the Plan. C. The Administrator will determine whether, or to what extent, the claim may be allowed or denied under the terms of the Plan. If the claim is wholly or partially denied, the Administrator shall notify the Claimant of the Plan’s Adverse Benefit Determination within a reasonable period of time, but not later than 90 days after the Administrator receives the claim, unless the

13 Administrator determines that special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 90-day period. Such extension may not exceed an additional 90 days from the end of the initial 90-day period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Administrator expects to render the final decision. For the purposes of this Article V.C, the period of time within which a benefit determination is required to be made shall begin at the time a claim is filed in accordance with the Plan’s filing requirements, without regard to whether all the information necessary to make a benefit determination accompanies the filing. D. The Administrator shall provide the Claimant with written or electronic notification of any Adverse Benefit Determination. Any electronic notification shall comply with the standards imposed by 29 CFR § 2520.104b-1(c)(i), (iii) and (iv). The notification shall set forth, in a manner calculated to be understood by the Claimant: 1. The specific reason(s) for the Adverse Benefit Determination; 2. Reference to the specific Plan provisions on which the determination is based; 3. A description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and 4. A description of the Plan’s appeal (review) procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under ERISA § 502(a) following an Adverse Benefit Determination on appeal. E. The Claimant may appeal an Adverse Benefit Determination to the Administrator. The Administrator shall conduct a full and fair review of each appealed claim and its denial. The Claimant shall have at least 60 days following receipt of a notification of an Adverse Benefit Determination within which to appeal the determination. F. The appeal of an Adverse Benefit Determination must be made in writing. In connection with making such request, the Claimant may submit written comments, documents, records, and other information relating to the claim for benefits. Upon written request, the Claimant shall be provided, free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in Article V.J below) to the Claimant’s claim for benefits. In considering the appeal the Administrator shall take into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in connection with the initial benefit determination.

14 1. General procedure. The Administrator shall notify a Claimant of the Administrator’s benefit determination upon appeal within a reasonable period of time, but not later than 60 days after receipt of the Claimant’s appeal. However, the Administrator may determine that special circumstances (such as the need to hold a hearing) require an extension of time for processing the claim. If the Administrator determines that an extension of time, not to exceed 60 days, for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 60-day period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Administrator expects to render the determination on appeal. 2. Calculating time periods. For the purposes of this Article V.F, the period of time within which a benefit determination on appeal is required to be made shall begin at the time an appeal is filed in accordance with the Plan’s appeal filing requirements, without regard to whether all the information necessary to make a benefit determination on appeal accompanies the filing. In the event that a period of time is extended as provided above for the determination of a claim on appeal due to a Claimant’s failure to submit information necessary to decide an appeal of an Adverse Benefit Determination, the period for making the benefit determination on appeal shall be tolled from the date on which the notification of the extension is sent to the Claimant until the date on which the Claimant responds to the request for additional information. 3. Furnishing documents. In the case of an Adverse Benefit Determination on appeal, the Administrator shall provide such access to, and copies of, documents, records, and other information described in subparagraphs G(3) and (4) below as is appropriate. G. The Administrator shall provide a Claimant with written or electronic notification of the benefit determination on appeal. Any electronic notification shall comply with the standards imposed by 29 CFR § 2520.104b-1(c)(i), (iii) and (iv). In the case of an Adverse Benefit Determination on appeal, the notification shall set forth, in a manner calculated to be understood by the Claimant: 1. The specific reason(s) for the Adverse Benefit Determination; 2. Reference to the specific Plan provisions on which the benefit determination is based; 3. A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant (as defined in Article V.J below) to the Claimant’s claim for benefits; and 4. A statement of the Claimant’s right to bring a civil action under ERISA § 502(a).

15 H. A Claimant must exhaust his or her rights to file a claim and to appeal an Adverse Benefit Determination before bringing any civil action to recover benefits due to him under the terms of the Plan, to enforce his or her rights under the terms of the Plan, or to clarify his or her rights to future benefits under the terms of the Plan. I. Benefit claim determinations and decisions on appeals shall be made in accordance with governing Plan documents. The Plan’s provisions shall be applied consistently with respect to similarly situated claimants. The Administrator shall maintain complete records of its proceedings in deciding claims and appeals. The Administrator shall maintain its records in a manner that permits it to refer, and it shall so refer, to prior decisions to ensure that the Plan’s provisions are applied consistently with respect to similarly situated claimants. J. For the purposes of this Claims and Appeal Procedure, a document, record, or other information shall be considered “relevant” to a Claimant’s claim if such document, record, or other information (i) was relied upon in making the benefit determination; (ii) was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record, or other information was relied upon in making the benefit determination; or (iii) demonstrates compliance with the administrative processes and safeguards required pursuant to Article V.I above in making the benefit determination. K. If the Company breaches any payment obligation hereunder and the Claimant prevails in enforcing the Claimant’s claim, the Company will pay all reasonable attorney fees and costs incurred by the Claimant in enforcing the Claimant’s rights under the Plan. ARTICLE VI MISCELLANEOUS A. Benefits Unfunded. This Plan shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating assets, accounts or funds of the Company for payment of any benefits under this Plan. No Senior Officer shall have any interest in any particular asset, account or fund of the Company by reason of the right to receive benefits under this Plan and any such Senior Officer shall have only the rights of a general unsecured creditor of the Company with respect to any rights under this Plan. This Plan constitutes an unfunded compensation arrangement for members of a select group of the Company’s management, and any exemptions under ERISA, as applicable to such arrangement, shall be applicable to the Plan. B. Exclusion of Payments from Plan Compensation. No payments or benefits provided under this Plan shall be considered compensation or earnings under any pension, savings or retirement plan sponsored by the Company, and shall not be eligible for any matching contribution, deferral or the like provided by any benefit plan sponsored by the Company.

16 C. Non-Exclusivity of Rights. This Plan shall not prevent or limit the right of a Senior Officer to receive any base salary, pension or welfare benefit, bonus or other payment provided by the Company to the Senior Officer, except for such rights as the Senior Officer may have specifically waived in writing or as otherwise expressly set forth in this Plan. Amounts that are vested benefits or which the Senior Officer is otherwise entitled to receive under any other employee benefit plan or program provided by the Company shall be payable in accordance with the terms of such plan or program. Any award that becomes vested in connection with a Change in Control that occurs prior to a Qualifying Termination Date shall be payable in accordance with the written agreement pursuant to which such award was granted. D. Taxation. All benefits provided under this Plan shall be subject to applicable federal, state, local and foreign payroll, employment, income and other applicable withholding taxes and/or social security or similar contributions. The Company shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it may have to withhold all such income or other taxes or contributions incurred by reason of payments pursuant to this Plan. E. Non-Alienation. No interest of the Senior Officer, or right to receive any payment under this Plan, shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind, nor may such interest or right be taken, voluntarily or involuntarily, for the satisfaction of the obligations or debts of, or other claims against, the Senior Officer or the Senior Officer’s spouse or beneficiary, including claims for alimony, support, separate maintenance, and claims in bankruptcy proceedings. F. No Employment Contract. Nothing contained in this Plan shall confer upon any Senior Officer the right to be retained in the service of the Company nor limit the right of the Company to discharge or otherwise discipline any Senior Officer or modify the terms and conditions of his or her employment. G. Successors. For purposes of this Plan, the “Company” shall include any and all successors and assignees, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all of the business or assets of the Company and such successors and assignees shall perform the Company’s obligations under this Plan, in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place. H. Severability. In the event any provision of this Plan is held illegal or invalid, the remaining provisions of this Plan shall not be affected thereby, unless such determination shall render impossible or impracticable the functioning of this Plan and in such case, an appropriate provision or provisions shall be adopted, in the discretion of the Administrator, so that this Plan may continue to function properly. I. Modification or Rescission of Plan. The Company reserves the right to amend or terminate, in whole or in part, any or all of the provisions of the Plan at any time. Any such amendment shall be effective only if contained in a written instrument adopted by resolution of the Administrator or the Board. Notwithstanding anything in this Plan to the contrary, if the Company becomes obligated to make any payment to any Senior Officer hereunder, then this Plan shall remain in effect for such purposes until all of the Company's obligations to such Senior Officer hereunder shall be fulfilled. Notwithstanding anything in this Plan to the contrary, if there is a Change in Control, then for a period of two (2) years following the Change in Control, this Plan may not be modified or rescinded in any way that adversely affects the rights of persons who are eligible Senior Officers on the day before the Change in Control. J. Clawback Policy. All benefits under this Plan are subject to the Enerpac Tool Group Executive Incentive Compensation Recoupment Policy, or such other clawback policy of the Company as may subsequently be in effect. K. Entire Agreement. Except as specified herein, and in any management continuity agreement or change-in-control agreement, this Plan sets forth the entire obligations of the Company with respect to the subject matter hereof and supersedes all existing severance plans, agreements and understandings (whether oral or written) between the Company and Senior Officers with respect to the subject matter herein. L. Applicable Law. This Plan shall be governed by, and construed and enforced in accordance with, ERISA or, if not preempted, the substantive laws of the State of Wisconsin (without giving effect to choice-of-law provisions). The forum for the resolution of any dispute involving the Plan shall be the Circuit Court of Waukesha County, Wisconsin, or the United States District Court for the Eastern District of Wisconsin. Executed effective this twenty-first day of April 2026. ENERPAC TOOL GROUP CORP. ~ / J}..J_._ /, / By: /ti.A~ ----~---~------ Name: Paul Sternlieb Title: Chief Executive Officer 17

18 EXHIBIT A Additional Terms and Conditions for Senior Officers Outside the United States Capitalized terms used but not defined in this Exhibit A have the meanings set forth in the Plan. This Exhibit A constitutes part of the Plan. Terms and Conditions Notwithstanding any provisions in the Plan, the Plan shall also be subject to the terms and conditions of the country in which the Senior Office is employed, as set out below. These terms and conditions supplement or replace (as indicated) the terms and conditions set forth in the Plan. Singapore 1. In relation to the definition of “Base Salary” in Article I , the following shall also be excluded from the definition: allowances and annual wage supplement (if applicable). 2. In relation to Article III.I.4) the following sentence is removed: "(to the extent such amounts are not deferred compensation subject to the requirements of Code Section 409A)". 3. A new Article III.I.6 is included: No accumulation with other severance payments for termination. Any payment under section A of Article III of this Plan shall not be cumulative with any severance payments the Senior Officer may receive pursuant to applicable Singapore employment legislation, government guidelines or collective agreements upon termination of his or her employment contract. Accordingly, any amount payable pursuant to section A of Article III to the Senior Officer under this Plan shall be reduced by, and set off against, any severance or compensation payment to which the Senior Officer may be entitled under applicable Singapore employment legislation, government guidelines or collective agreements so that no double recovery shall arise. Spain 1. In relation to Article I the following definitions are amended: “Cause” has the same meaning as in any employment or services agreement between the Senior Officer and the Company, or if no such agreement is in place, means the occurrence of any of the following: (i) the Senior Officer’s conviction, or a plea of guilty or no contest, of a felony; (ii) the Senior Officer’s conviction, or a plea of guilty or no contest, of a crime involving dishonesty, disloyalty or fraud; (iii) the Senior Officer reporting to work under the influence of alcohol; (iv) the Senior Officer’s use of illegal drugs (whether or not at the

19 workplace); (v) the Senior Officer’s conviction, or a plea of guilty or no contest, of conduct in conjunction with the Senior Officer’s duties which could reasonably be expected to, or which does, cause the Company or any of its affiliates public disgrace or disrepute or economic harm; (vi) the Senior Officer’s repeated failure to perform duties as reasonably directed by the Board (or the person to whom the Senior Officer directly reports); (vii) the Senior Officer’s gross negligence or willful misconduct with respect to the Company; (viii) the Senior Officer obtaining any personal profit not thoroughly disclosed to and approved in writing by the Board (or the person to whom the Senior Officer directly reports) in connection with any transaction entered into by, or on behalf of, the Company or its affiliates; (ix) the Senior Officer’s violation of any of the terms of the Company’s established policies which is not cured to the Board’s reasonable satisfaction within twenty (20) working days after the Senior Officer receives written notice thereof; (x) a Senior Officer’s unauthorized use or disclosure of any confidential or proprietary information of the Company; (xi) the willful failure of a Senior Officer to cooperate in a Company investigation; (xii) the termination of employment for disciplinary dismissal in accordance with the Spanish Workers’ Statute and/or the applicable Collective Bargaining Agreement (“CBA”) which is either (a) declared fair by a final decision issued by an employment court, (b) acknowledged as fair by the Senior Officer or (c) not challenged by the Senior Officer or (xiii) a termination of employment by means of an individual objective dismissal or collective dismissal based on economic grounds which is either (a) declared fair by a final decision issued by an employment court, (b) acknowledged as fair by the Senior Officer or (c) not challenged by the Senior Officer. “Qualifying Termination” means the involuntary termination of a Senior Officer’s employment by the Company without Cause and a termination of a Senior Officer’s employment by the Senior Officer for Good Reason, but only if the Senior Officer also meets the requirements of Article III.I.5 (regarding the Required Continuation Period). A “Qualifying Termination” does not include (i) a termination of employment by the Senior Officer (including retirement by the Senior Officer), unless the termination is for Good Reason (where the Good Reason condition occurred prior to any other termination of employment described in this sentence); (ii) a termination of the Senior Officer’s employment by the Company with Cause; (iii) a termination of a Senior Officer’s employment on account of the Senior Officer’s death or Disability; (iv) the termination by the Company of a Senior Officer’s employment with the Company, an affiliate or subsidiary of the Company, if the Senior Officer continues employment with the Company or another affiliate or subsidiary of the Company; (v) a termination of employment by the Company following or in connection with the Sale of a Business Unit in which the Senior Officer receives an Offer of Comparable Employment or (vi) a termination of employment triggered by the Senior Officer pursuant to Article 50 of the Spanish Workers' Statute on grounds of (a) a substantial modification of working conditions detrimental to the Senior Officer's dignity, (b) a significant reduction of salary or (c) other material breach by the Company of its contractual obligations pursuant to Article 50.1of the Spanish Workers' Statute. 3. In relation to Article III.I.4 its terms are amended as follows:

20 Agreement Barring Certain Unfair Activities. Any amounts payable under, or benefits provided pursuant to, this Plan shall be payable or provided only if the Senior Officer continues to comply with any applicable restrictive covenants under the Senior Officer’s employment or services agreement, or, at the request of the Company, the Senior Officer executes, delivers to the Company during or prior to the Required Continuation Period, and complies with the requirements of the Agreement Barring Certain Unfair Activities in a form approved by the Company. If the Administrator determines that the Senior Officer has breached any duty the Senior Officer owes to the Company under the Agreement Barring Certain Unfair Activities (or any other post-employment obligation of the Senior Officer), the Senior Officer shall forfeit all further benefits payable to the Senior Officer under this Plan and shall, at the Administrator’s direction, be required to repay to the Company any benefits the Senior Officer received from the Company under this Plan. In such case, the Administrator may offset any such repayment against any other amounts that the Company owes to the Senior Officer (to the extent such amounts are not deferred compensation subject to the requirements of Code Section 409A). 4. A new Article III.I.6 is included: Not accumulation with other severance payments for termination. Any payment under section A of Article III of this Plan shall not be cumulative with any severance payments the Senior Officer may receive pursuant to applicable Spanish employment legislation upon termination of his or her employment contract. Accordingly, any amount payable pursuant to section A of Article III to the Senior Officer under this Plan shall be reduced by, and set off against, any severance or compensation payment to which the Senior Officer may be entitled under applicable Spanish employment legislation, so that no double recovery shall arise; provided, however, that in no event shall the aggregate amount received by the Senior Officer fall below the minimum severance payment mandatorily required under applicable Spanish employment legislation. 5. In relation to Article VI.D its terms are amended as follows: All benefits provided under this Plan shall be subject to applicable federal, state, local and foreign payroll, employment, income and other applicable withholding taxes and/or social security contributions. The Company shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it may have to withhold all such income or other taxes incurred by reason of payments pursuant to this Plan. United Kingdom 1. In relation to Article III.I.4, the following sentence is removed: "(to the extent such amounts are not deferred compensation subject to the requirements of Code Section 409A)". 2. A new Article III.I.6 is included: Not accumulation with other severance payments for termination. Any payment under section A of Article III of this Plan shall not be cumulative with any severance payments the Senior

21 Officer may receive pursuant to applicable English employment legislation upon termination of his or her employment contract. Accordingly, any amount payable pursuant to section A of Article III to the Senior Officer under this Plan shall be reduced by, and set off against, any severance or compensation payment to which the Senior Officer may be entitled under applicable English employment legislation, so that no double recovery shall arise; provided, however, that in no event shall the aggregate amount received by the Senior Officer fall below the minimum severance payment mandatorily required under applicable English employment legislation. The Netherlands 1. In relation to Article I, “Cause” means: a. urgent cause (dringende reden) within the meaning of Section 7:678 Dutch Civil Code (BW) (“DCC”) or seriously reproachable conduct (ernstig verwijtbaar handelen) within the meaning of, inter alia, Section 7:673(7)(c) DCC; b. the Senior Officer’s conviction of a crime (misdrijf); c. the Senior Officer’s conviction of a criminal offence involving dishonesty, disloyalty or fraud; d. the Senior Officer reporting to work under the influence of alcohol; e. the Senior Officer’s use of illegal drugs (whether or not at the workplace); f. the Senior Officer’s conviction of a criminal offence involving conduct in conjunction with the Senior Officer’s duties which could reasonably be expected to, or which does, cause the Company or any of its affiliates public disgrace or disrepute or economic harm; g. the Senior Officer’s repeated failure to perform duties as reasonably directed by the Board (or the person to whom the Senior Officer directly reports); h. the Senior Officer obtaining any personal profit not thoroughly disclosed to and approved in writing by the Board (or the person to whom the Senior Officer directly reports) in connection with any transaction entered into by, or on behalf of, the Company or its affiliates; the involuntary termination of a Senior Officer’s employment: i. the Senior Officer’s violation of any of the terms of the Company’s established policies which is not cured to the Board’s reasonable satisfaction within twenty (20) working days after the Senior Officer receives written notice thereof;

22 j. Senior Officer’s unauthorized use or disclosure of any confidential or proprietary information of the Company; or k. the willful failure of a Senior Officer to cooperate in a Company investigation. 2. In relation to Article I, “Qualifying Termination” means: a. the involuntary termination of a Senior Officer’s employment: i. by the Company after obtaining permission from the Dutch Employment Insurance Agency (UWV); or ii. by means of a Court dissolving (ontbinden) the employment agreement at the initiative of the Company; in each case without Cause; or termination of a Senior Officer’s employment by the Senior Officer for Good Reason, but only if the Senior Officer also meets the requirements of Article III.I.5 (regarding the Required Continuation Period). A “Qualifying Termination” does not include (i) a termination of employment by the Senior Officer (including retirement by the Senior Officer), unless the termination is for Good Reason (where the Good Reason condition occurred prior to any other termination of employment described in this sentence); (ii) a termination of the Senior Officer’s employment by the Company with Cause; (iii) a termination of a Senior Officer’s employment on account of the Senior Officer’s long term illness within the meaning of Section 7:669(3)(b) DCC, death or Disability; (iv) the termination by the Company of a Senior Officer’s employment with the Company, an affiliate or subsidiary of the Company, if the Senior Officer continues employment with the Company or another affiliate or subsidiary of the Company; or (v) a termination of employment by the Company following or in connection with the Sale of a Business Unit in which the Senior Officer receives an Offer of Comparable Employment. 3. In relation to Article III.I.4, the following sentence is removed: "(to the extent such amounts are not deferred compensation subject to the requirements of Code Section 409A)." 4. In relation to Article III, the following paragraph will be added: From the severance benefits afforded in accordance with this Article III, will be deducted any and all statutory entitlements on account of the termination of the Senior Officer’s

23 employment, including, without limitation, statutory severance pay (transitievergoeding) pursuant to Section 7:673 DCC and equitable compensation (billijke vergoeding) pursuant to Section 7:681 or 7:683 DCC.